Exhibit 10.6.1

Director Form: dated July 19, 2005

CENTENNIAL BANK HOLDINGS, INC.

2005 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

1. Definitions. Unless otherwise defined herein, the terms defined in the Centennial Bank Holdings, Inc. 2005 Stock Incentive Plan (the “Plan”) shall have the same defined meanings in this Restricted Stock Award Agreement (“Agreement”) and the Notice of Stock Award Grant attached hereto as Appendix A.

2. Grant of Stock Award. Pursuant to the terms and conditions set forth in the Notice of Stock Award Grant, this Agreement, and the Plan, Centennial Bank Holdings, Inc. (the “Company”) grants to the grantee named in the Notice of Stock Award Grant (“Grantee”) on the date of grant set forth in the Notice of Stock Award Grant (“Date of Grant”) the number of Shares set forth in the Notice of Stock Award Grant. This Stock Award is intended to be a Restricted Stock Award.

3. Vesting. The Grantee shall vest in the Granted Stock in accordance with the vesting schedule provided for in the Notice of Stock Award Grant; provided, however, that the Grantee shall cease vesting in the Granted Stock on the Grantee’s Termination Date or the date on which the Administrator determines that the vesting conditions provided for in the Notice of Stock Award Grant were not satisfied during the designated period of time. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those shares of Granted Stock that are outstanding on the date of the Vesting Event.

4. Risk of Forfeiture.

(a) General Rule. The Granted Stock shall initially be subject to a Risk of Forfeiture. The Shares subject to a Risk of Forfeiture shall be referred to herein as “Restricted Shares”.

(b) Lapse of Risk of Forfeiture. The Risk of Forfeiture shall lapse as the Grantee vests in the Granted Stock.

(c) Forfeiture of Granted Stock. The Restricted Shares shall automatically be forfeited and immediately returned to the Company on the Grantee’s Termination Date or the date on which the Administrator determines that the vesting conditions provided for in the Notice of Stock Award Grant were not satisfied during the designated period of time.

(d) Additional Shares or Substituted Securities. In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock or any other increase or decrease in the number of issued and outstanding Shares effected without receipt of consideration by the Company, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Restricted Shares or into which such Restricted Shares thereby become convertible shall immediately be subject to a Risk of Forfeiture, which Risk of Forfeiture shall lapse at the same time and in the same manner as the Risk of Forfeiture to which the corresponding Restricted Share is subject.

(e) Escrow. Upon issuance, the stock certificates for Granted Stock shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Subsection (d) above shall immediately be delivered to the Company to be held in escrow, but only to the extent the shares of Granted Stock are at the time Restricted Shares. Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for cancellation upon forfeiture of the Restricted Shares; or (ii) released to the Grantee upon the Grantee’s request to the Administrator on or after the date the shares of Granted Stock are no longer Restricted Shares.

5. Rights as a Stockholder. The Grantee shall have the rights of a stockholder with respect to the voting of the Granted Stock. The Grantee shall not be entitled to receive any dividends paid by the Company in respect of any unvested shares of Granted Stock. Upon the vesting of any portion of the Stock Award, dividends will be paid on any such vested shares of Granted Stock at same rate of dividends paid to stockholders generally.

6. Non-transferability of Stock Award. Except as otherwise provided for in Section 15 of the Plan, this Stock Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. If the Grantee transfers all or part of this Stock Award pursuant to the previous sentence, then the terms of this Agreement, the Plan and the Notice of Stock Award shall apply to the transferee to the same extent as to the Grantee.

7. Regulatory Compliance. The issuance of Common Stock pursuant to this Agreement shall be subject to full compliance with all then applicable requirements of law and the requirements of any stock exchange or interdealer quotation system upon which the Common Stock may be listed or traded.

8. Modification and Termination. The rights of the Grantee are subject to modification and termination in certain events, as provided in the Plan.

9. Withholding Tax. The Company’s obligation to deliver Shares or remove any restrictive legends upon vesting of such Shares under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements. The Grantee shall pay to the Company an amount equal to the withholding amount (or the Company may withhold such amount from the Grantee’s salary) in cash. In the Administrator’s sole discretion, the Grantee may pay the withholding amount with Shares (including previously vested Granted Stock); provided, however, that payment in Shares shall be limited to the withholding amount calculated using the minimum statutory withholding rates.

10. Nondisclosure. Grantee acknowledges that the grant and terms of this Stock Award are confidential and may not be disclosed by Grantee to any other person, including employees of the Company and other participants in the Plan, without the express written consent of the Company’s Chief Executive Officer. Notwithstanding the foregoing, the Grantee may disclose the grant and terms of this Stock Award to the Grantee’s family member, financial advisor, and attorney and as may be required by law or regulation. Any breach of this provision will be deemed to be a material breach of this Agreement.

11. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflict of laws.

12. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their legal representatives, heirs, and permitted transferees, successors and assigns.

13. Plan. This Agreement and the Notice of Stock Award Grant are subject to all of the terms and provisions of the Plan, receipt of a copy of which is hereby acknowledged by the Grantee. The Grantee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Administrator upon any questions arising under the Plan, this Agreement, and the Notice of Stock Award Grant.

14. Entire Agreement. The Notice of Stock Award Grant, this Agreement, and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Stock Award is granted under and governed by the terms and conditions of this Agreement and the Plan and the Notice of Stock Award Grant, both of which are attached and incorporated herein by reference. This Stock Award is of no force and effect until this Agreement is signed by you and the Company’s representative and the Notice of Stock Award Grant is signed by you.

GRANTEE:	CENTENNIAL BANK HOLDINGS, INC.

By:
Name:
Title:
Print Name

Social Security Number

Appendix A

CENTENNIAL BANK HOLDINGS, INC.

2005 STOCK INCENTIVE PLAN

NOTICE OF STOCK AWARD GRANT

You have been granted the following Stock Award:

Name of Grantee:	__________________________

Total Number of Shares Granted:	______________
(“Granted Stock”)

Type of Stock Award:	Restricted Stock Award

Date of Grant:	_____________________

Vesting Schedule:	100% of the Granted Stock shall vest on the [earlier of (i) the date immediately preceding the Company’s [20 ] Annual Meeting of Stockholders and (ii) June 30, 20 ] [one (1) year anniversary of the grant date]

Please sign below to acknowledge the terms and conditions of this Stock Award.

ACKNOWLEDGED GRANTEE:

Print Name